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                                                                    Exhibit 10.4

                         THE YANKEE CANDLE COMPANY, INC.
                           EMPLOYEE STOCK OPTION PLAN

            1. BACKGROUND AND PURPOSE.

                  (a) Yankee Candle Holdings Corp. adopted this Employee Stock Option Plan on May 18, 1998 pursuant to which it granted stock options (the "Existing Options") to certain employees of The Yankee Candle Company, Inc. (the "Company"). In connection with the Initial Public Offering (as defined herein) of the Company, all of the Existing Options were cancelled and exchanged for options to acquire shares of common stock of the Company. Further, in connection with the Initial Public Offering, the Plan (as defined herein) was adopted by the Company and amended and restated as set forth herein. Following the Initial Public Offering all of the Existing Options shall be governed by the terms and conditions of the Plan as amended and restated.

                  (b) The purpose of The Yankee Candle Company, Inc. Employee Stock Option Plan is to provide financial incentives to employees of the Company or its direct or indirect subsidiaries whose entrepreneurial and management talents and commitments will contribute to the continued growth and expansion of the Company's business.

                  The options granted under the Plan are not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code.

            2. DEFINITIONS.  For purposes of this Plan:

                  (a) "Affiliate" means any person directly or indirectly controlling, controlled by or under common control with the person of which it is an Affiliate.

                  (b) "Board" means the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company.
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                  (c) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Compensation Committee of the Board of Directors of the Company, unless otherwise specified by the Board, in which event the committee shall be as specified by the Board, which committee shall administer the Plan and perform the functions set forth herein. If there is no Compensation Committee and the Board does not specify otherwise, the Committee shall mean the Board.

                  (f) "Company" means The Yankee Candle Company, Inc. a Massachusetts corporation, and any successor to The Yankee Candle Company, Inc. by merger, consolidation or otherwise.

                  (g) "Eligible Person" means any employee of the Company or any of its direct or indirect wholly owned subsidiaries whom the Committee designates as eligible to receive Options under the Plan.

                  (h) "FL & Co. Companies" means individually and collectively Forstmann Little & Co. Equity Partnership-V, L.P., a Delaware limited partnership, and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., a Delaware limited partnership.

                  (i) "Initial Public Offering" means the first Public Offering.

                  (j) "Legal Representative" means the guardian, executor, administrator or other legal representative of the Optionee. All references herein to the Optionee shall be deemed to include references to the Optionee's Legal Representative, if any, unless the context otherwise requires.


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                  (k) "Option" means an option to purchase shares of Common
Stock granted under the Plan.

                  (l) "Optionee" means a person to whom an Option has been granted under the Plan.

                  (m) "Option Price" means the price at which a share of Common Stock can be purchased pursuant to an Option.

                  (n) "Plan" means The Yankee Candle Company, Inc. Employee Stock Option Plan as set forth in this instrument and as it may be amended from time to time.

                  (o) "Public Offering" means a public offering of Common Stock registered under the Securities Act of 1933, as amended.

                  (p) "Stock Option Agreement" means the written agreement between an Optionee and the Company evidencing the grant of an Option under the Plan and setting forth the terms and conditions of that Option.

                  (q) "Stockholder's Agreement" means the Stockholder's Agreement governing the rights, duties and obligations of present or former employees of the Company with respect to shares of Common Stock granted or sold to such persons, or issued pursuant to options granted or sold to such persons, in the form attached hereto as Annex I or such form as is in use by the Company at the time of exercise of the Option or any part thereof or such other form which the Company elects to require the Optionee to execute in connection with the Optionee's exercise of the Option. All references in any Stock Option Agreement to sections of a Stockholder's Agreement shall be to sections of the Stockholder's Agreement which is attached hereto or to the corresponding sections of any Stockholder's Agreement in use by the Company at the time of exercise of any Option or which the Company elects to require the Optionee to execute in connection with the Optionee's exercise of the Option.


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                  (r) "Third Party" means any person or entity which is not any of the FL & Co. Companies or a partner or an Affiliate of any of the FL & Co. Companies or an Affiliate of such partner.

                  (s) "Total Private Sale" means any of the following events:
(i) the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Common Stock), or (ii) the liquidation of the Company, or (iii) the sale to a Third Party of all or substantially all of the assets of the Company pursuant to a plan of liquidation or otherwise, or (iv) the sale to a Third Party of Common Stock (other than through a Public Offering); in each case provided that, as a result thereof, the FL & Co. Companies, the direct and indirect partners of any of the FL & Co. Companies and any Affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Company.

            3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall hold meetings when it deems necessary and shall keep minutes of its meetings. The Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan properly, including the power and duty to construe and interpret the Plan and to determine all questions arising under it. The Committee's interpretations and determinations shall be conclusive and binding upon all persons. The Committee may also establish, from time to time, such regulations, provisions, procedures and conditions regarding the Options and granting of Options which in its opinion may be advisable in administering the Plan. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee; provided, that if at any time the Committee is the Board, the acts of a majority of the members of the Board present at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee.


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            4. SHARES AVAILABLE FOR OPTION.

                  (a) The Committee shall have the authority to issue pursuant to the Plan the number of shares of Common Stock that are covered by the Options into which the Existing Options were exchanged in connection with the Initial Public Offering.

                  (b) In the event that an Option granted under the Plan to any Eligible Person expires or is for any other reason terminated, those shares of Common Stock covered by any portion of such Option that has not been exercised prior thereto shall thereafter be available for the granting of future Options under the Plan.

                  (c) The Company may, but shall not be required to, reserve out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in treasury, or partly out of each, as may be determined by the Board, shares of Common Stock for issuance upon exercise of any Option.

            5. GRANTING OPTIONS.

                  (a) Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Persons who will receive Options. The Committee may also grant more than one Option to a given Eligible Person during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted that Eligible Person. Options shall be issued pursuant to a Stock Option Agreement, in form and substance approved by the Committee, executed by the Company and the Optionee.

                  (b) The Committee, in its sole discretion, shall establish the Option Price at the time an Option is granted.

                  (c) The terms of each Option granted under the Plan may differ from those of other Options granted under the Plan at the same time, or at some other time.


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                  (d) An Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Stock Option Agreement. To the extent not exercised, installments may accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time. In no event shall the term of any Option granted under the Plan exceed ten years.

                  (e) Options granted under the Plan shall not be transferable by the Optionee except as approved by the Committee as reflected in the Stock Option Agreement.

                  (f) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, replace or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent they have not yet been exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, however, no modification of an Option shall adversely alter or impair any rights or obligations under that Option without the affected Optionee's consent.

            6. EXERCISE OF OPTIONS.

                  (a) To exercise an Option, in whole or in part, the Optionee shall deliver to the Committee a written notice of exercise specifying the number of shares of Common Stock in respect of which the Option is being exercised. The Stock Option Agreement shall set forth the minimum number of shares of Common Stock, if any, which may be purchased at any one time upon the exercise of an Option. An Optionee shall not be deemed the holder of any shares of Common Stock subject to the Option or have any rights of a stockholder with respect thereto until the Option shall have been exercised in accordance with the terms of the Stock Option Agreement, the shares of Common Stock in respect of which the Option was exercised shall have been issued to


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such Optionee and the name of such Optionee shall have been entered as a stockholder of record on the books of the Company. The Stock Option Agreement may contain such other conditions to the exercise of an Option as the Committee from time to time shall determine and may also contain provisions relating to the ownership of the shares of Common Stock issued upon the exercise of the Option or may require the Optionee, as a condition of exercise of the Option, to execute a Stockholder's Agreement.

                  (b) Except as provided in the Stock Option Agreement, any Options held by an Optionee shall not be exercisable after the termination of the Optionee's employment with the Company. In addition, except as provided in the Stock Option Agreement, Options granted under the Plan shall be exercisable only by the Optionee or the Optionee's Legal Representative.

                  (c) All certificates representing shares of Common Stock issued pursuant to the exercise of an Option shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in compliance with all applicable securities laws and except in accordance with the provisions of a Stockholder's Agreement with the Company, a copy of which is available for inspection at the offices of the Company."

or such other legend to the same effect as approved by the Committee.

                  (d) To the extent that an Option is not exercised prior to the expiration of its term or such shorter period of time prescribed by the Plan and the Stock Option Agreement, the Option shall lapse and all rights of the Optionee with respect thereto shall terminate.

            7. CHANGES IN COMMON STOCK.

                  (a) In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other


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securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Committee shall make appropriate adjustments to the maximum number and kind of shares of stock as to which Options may be granted under the Plan and the number and kind of shares of stock with respect to which Options have been granted under the Plan, the Option Price for such shares and any other economic terms of the Option. The Committee's adjustment shall be final and binding for all purposes of the Plan and each Stock Option Agreement entered into under the Plan. No adjustment provided for in this Section 7 shall require the Company to issue a fractional share, and with respect to each Stock Option Agreement the total adjustment as to the number of shares for which Options have been granted shall be effected by rounding down to the nearest whole number of shares.

                  (b) Upon the effective date of any Total Private Sale, the Plan and any unexercised Options granted under the Plan shall terminate unless provision shall be made in writing in connection with such Total Private Sale for the continuance of the Plan and such unexercised Options or for the assumption of such unexercised Options by a successor to the Company or for the substitution for such unexercised Options of new options covering shares of such a successor with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options; provided, however, that in connection with a Total Private Sale, the Committee may, in its discretion, authorize the redemption of unexercised Options for a redemption price set forth in the Stock Option Agreement. In the event that provision is made in writing as aforesaid in connection with a Total Private Sale, the Plan and the unexercised Options theretofore granted or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and the Stock Option Agreements and in such writing.

            8. AMENDMENT OR TERMINATION OF PLAN. The Board shall have the right to amend, suspend or terminate the Plan at any time. The rights of an Optionee under any


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Option granted prior to an amendment, suspension or termination of the Plan shall not be adversely affected by any such action of the Board except upon the consent of the Optionee; provided that an amendment to Section 4 of the Plan to increase the number of shares of Common Stock with respect to which Options may be granted by the Committee shall not be deemed to adversely affect any Optionee.

            9. INDEMNIFICATION OF THE COMMITTEE. The members of the Committee shall be indemnified by the Company against all losses, claims, damages and liabilities, joint or several (including all legal and other expenses reasonably incurred in connection with the preparation for, or defense of, any claim, action or proceeding, whether or not resulting in any liability), for any acts or omissions which are within the scope of such member's duties as a member of the Committee to the fullest extent permitted by law.

            10. COMPLIANCE WITH LAW AND OTHER CONDITIONS. All Options and Stock Option Agreements shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof, except that matters covered under the General Laws of the State of Massachusetts shall be governed thereby, to the extent in either case not superseded by the laws of the United States. Notwithstanding anything herein or in any agreements pursuant to which Options are granted to the contrary, the Company shall not be required to issue shares pursuant to the exercise of any Option granted under the Plan unless the Company's counsel has advised the Company that such exercise and issuance comply with all applicable laws including, without limitation, all applicable federal and state securities laws.

            11. MISCELLANEOUS. Nothing in the Plan or in any Stock Option Agreement shall (a) confer on any employee any right to continue in the employ of the Company or any successor; or (b) affect the right of the Company or any successor to terminate the employment of an employee at any time; or (c) be deemed a waiver or


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

modification of any provision contained in any agreement between the employee and the Company or any successor.

            12. EFFECTIVE DATE AND DURATION OF PLAN. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval of the stockholders of the Company entitled to vote thereon. No Options may be granted under the Plan after the date twenty years from the date the Plan is adopted by the Board.


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            STOCK OPTION AGREEMENT (the "Agreement"), dated as of
[____________], 1999 between The Yankee Candle Company, Inc., a Massachusetts corporation (together with its successors, the "Company"), and < Employee > (the "Optionee").

            1. EXCHANGE OF OLD OPTIONS FOR NEW OPTIONS.

                        1.1 TERMS OF EXCHANGE. Pursuant to the terms and conditions of the Yankee Candle Holdings Corp. Employee Stock Option Plan (the "Old Plan") and a Stock Option Agreement, dated as of [________, 199_], between Yankee Candle Holdings Corp., a Delaware corporation ("Holdings") and the Optionee (the "Old Stock Option Agreement"), Holdings granted to the Optionee the right and option (the "Old Option") to purchase all or any part of an aggregate of [____] whole shares of Class A Common Stock, par value $0.01 per share, of Holdings. As a result of a reorganization in connection with the initial public offering (the "Offering") of shares of the Common Stock (as defined below) of the Company, effective upon the closing of the Offering, the Old Option will be exchanged for a new option of the Company as set forth below. Effective upon the closing of the Offering, the Old Plan, the Old Option and the Old Option Agreement will be of no further force and effect, and the Optionee will have a new option (the "Option") to purchase all or any part of an aggregate of [____] whole shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) on the terms and conditions set forth in this Agreement and in The Yankee Candle Company, Inc. Employee Stock Option Plan (the "Plan"). A copy of the Plan is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein. In consideration of the rights granted hereunder, the Optionee waives any and all rights it may have under the Old Plan and Old Stock Option Agreement, from and after the closing of the Offering.

                  1.2 NON-QUALIFIED OPTION. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                  1.3 DEFINED TERMS. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

            2. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of this Option shall be $[_________] per share (such price being subject to adjustment as provided in Section 8 hereof) (the "Option Price").

            3. DURATION OF OPTION. The Option shall be exercisable to the extent and in the manner provided herein for a term of 10 years from the date of the grant of the Old Option; provided, however, that the Option may be earlier terminated as provided in Section 4, Section 6, Section 7 or Section 9 hereof.

            4. EXERCISABILITY OF OPTION.

                  4.1 AMOUNT OF EXERCISE. Subject to the provisions of this Agreement and the Plan, the Option shall be exercisable in accordance with the following schedule:

                  (a) on or after [___________] but before [______________], the
            Option may be exercised to acquire up to [____] shares of Common Stock which may be purchased pursuant to the Option as set forth in
            Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

                  (b) on or after [__________] but before [______________], the
            Option may be exercised to acquire [____] shares of Common Stock which may be purchased pursuant to the Option as set forth in
            Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

                  (c) on or after on or after [__________] but before
            [______________], the Option may be exercised to acquire up to [____] shares of Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

                  (d) on or after on or after [__________] but before
            [______________], the Option may be exercised to acquire up to [____] shares of Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

                  (e) on or after on or after [__________] but before the
            expiration of the term of the Option, the Option may be exercised to acquire up to 100% of the aggregate number of shares of Common Stock which may be purchased pursuant


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

            to the Option as set forth in Section 1.1 hereof, less any shares previously acquired pursuant to the Option.

                  4.2 TIMING OF EXERCISE. The Option may be exercised (to the extent the Option is exercisable pursuant to Section 4.1 hereof at such time) at any time.

                  4.3 SALES OR OTHER EVENTS. The Company shall give the Optionee 10 days' notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Total Sale (as hereinafter defined) or the anticipated date of the consummation of a Partial Sale (as hereinafter defined) (the "Sale Notice"). Upon receipt of the Sale Notice, and for a period of five days thereafter (or such shorter period as the Committee shall determine and so notify the Optionee), the Optionee shall be permitted to exercise the Option to the extent provided in this Section 4.3, whether or not the Option was otherwise so exercisable on the date the Sale Notice was given; provided, that, in the event of a Total Sale or a Partial Sale in which the Optionee would be required to participate pursuant to Section 3.4 of the Stockholder's Agreement were the Optionee then a party to such agreement, the Company may require the Optionee to exercise the Option to the extent necessary to enable the Optionee to participate therein or to forfeit the Option (or portion thereof, as applicable). In the case of a Total Sale, the Option may be exercised in whole or in part for up to the full amount of the shares of Common Stock covered thereby (less the number of shares previously acquired by the Optionee upon exercise of the Option, if any). In the case of a Partial Sale, the Option may be exercised in whole or in part, but not for more than the excess, if any, of (a) the number of shares with respect to which the Optionee would be entitled to participate in the Partial Sale pursuant to Section 3.2 or 3.3, as applicable, of the Stockholder's Agreement, and will so participate, over (b) the number of shares previously issued to the Optionee upon exercise of the Option and not disposed of in a prior Partial Sale. In the event the Total Sale or Partial Sale is not consummated, the Option will be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given. In lieu of permitting or requiring the Optionee to exercise the Option in the event of a Total Sale, the Committee, in its sole discretion, may instead cause the Company to redeem the unexercised portion of the Option pursuant to Section 9 hereof. In lieu of permitting the Optionee to exercise the Option in connection with a public offering of all or a portion of the shares of Common Stock owned by the FL & Co. Companies (an "FL Public Offering"), the Company, at its option, may instead cause the Option and the underlying shares to be registered under applicable securities laws or make other arrangements consistent with such laws, so as to permit the Optionee to sell for a period of time after the FL Public Offering the same number of shares that he or she would have been able to sell in the FL Public Offering but for this sentence.


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

                  For purposes hereof, (a) the term "Total Sale" shall mean any of the following events: (i) the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Common Stock), or (ii) the liquidation of the Company, or (iii) the sale to a Third Party of all or substantially all of the assets of the Company pursuant to a plan of liquidation or otherwise, or (iv) the sale to a Third Party of Common Stock (other than through a Public Offering); in each case, provided that, as a result thereof, the FL & Co. Companies, the direct and indirect partners of any of the FL & Co. Companies and any Affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Company, and (b) the term "Partial Sale" shall mean any sale by the FL & Co. Companies of all or a portion of their shares of Common Stock to a Third Party, including through any Public Offering, which sale is not a Total Sale.

                  4.4 TERMINATION OF OPTION. Subject to the provisions of
Section 9 hereof, the Option shall terminate simultaneously with the consummation of a Total Sale to the extent that the Option has not theretofore been exercised.

                  4.5 EXERCISES UNDER MULTIPLE OPTION AGREEMENTS. Notwithstanding anything herein to the contrary, if in connection with a Partial Sale, the Optionee shall be entitled to acquire shares of Common Stock pursuant to Section 4.3 hereto and pursuant to the analogous provisions of one or more other stock option agreements between the Optionee and the Company (any such agreement, including this Agreement, an "Option Agreement"), then the Company shall have the right, at its option, to designate the Option Agreement or Option Agreements pursuant to which the Optionee may exercise options for purposes of the Optionee's participation in the Partial Sale, provided that in no event shall any such determination reduce the aggregate number of shares that the Optionee would otherwise be entitled to sell in connection with such Partial Sale.


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

            5. MANNER OF EXERCISE AND PAYMENT.

                  5.1 NOTICE OF EXERCISE. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company. Such notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of shares of Common Stock in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee's Legal Representative. The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

                  5.2 DELIVERIES. The notice of exercise described in Section
5.1 hereof shall be accompanied by (a) payment of the full purchase price for the shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of a certified or bank check payable to the order of the Company or cash by wire transfer or other immediately available funds to an account designated by the Company, and (b) a fully executed Stockholder's Agreement (a copy of which, in the form to be executed by the Optionee (which may differ from the form attached to the Plan), will be supplied to the Optionee upon request) and the undated stock power referred to in Section 6.13(a)(ii) of the Stockholder's Agreement. Not less than five shares of Common Stock may be purchased at any one time upon any exercise of the Option, unless the number of shares of Common Stock so purchased constitutes the total number of shares of Common Stock then purchasable under the Option.

                  5.3 ISSUANCE OF SHARES. Upon receipt of notice of exercise, full payment for the shares of Common Stock in respect of which the Option is being exercised and a fully executed Stockholder's Agreement and stock power, and subject to Section 10 of the Plan, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of shares of Common Stock as to which such exercise was effected.

                  5.4 STOCKHOLDER RIGHTS. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the Option until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Stockholder's Agreement and stock power to the Company, (c) the Company shall have issued the shares to the Optionee, and (d) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholder's Agreement.


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

                  5.5 PARTIAL EXERCISE. In the event the initial exercise of the Option is an exercise in part only, then, in the event of any further exercise of the Option, the Optionee, in lieu of executing a new Stockholder's Agreement, may, at the Company's option, re-execute the original Stockholder's Agreement, thereby reaffirming the representations, warranties, covenants and agreements contained in the Stockholder's Agreement as of the date of re-execution, but with an amended Annex A completed to set forth the number of shares of Common Stock in respect of which the Option is then being exercised and the cumulative number of shares of Common Stock which would then be subject to the Stockholder's Agreement. If the initial exercise of the Option is by the Optionee and any subsequent exercise of the Option is by the Legal Representative, then the Legal Representative shall execute, at the Company's option, either a new Stockholder's Agreement or a counterpart of the original Stockholder's Agreement thereby agreeing to be bound by such agreement as though such person were an original signatory thereto and affirming the truth of the representations and warranties contained therein with respect to such person as of the date of such person's execution of such counterpart.

            6. CERTAIN RESTRICTIONS.

                  6.1 NO SALE OR TRANSFER. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof, except in accordance with the provisions of this Agreement.

                  6.2 EMPLOYMENT TERMINATION. (a) Except as may be agreed between the Committee and the Optionee, if the Optionee shall no longer be employed by the Company for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company under any employment agreement or otherwise (such Optionee being referred to herein as a "Terminated Optionee"), (i) the Option, to the extent it is not exercisable pursuant to Section 4.1 hereof at the date of such Termination, shall terminate on and shall be of no further force and effect from and after the date of such Termination, and (ii) the Company shall have the right, at its option, exercisable by delivery of written notice to the Optionee within 90 days following the date of Termination (the date of delivery of such written notice being referred to herein as the "Election Date"), to redeem the Option to the extent the Option is exercisable pursuant to Section 4.1 hereof immediately prior to the date of the Optionee's Termination (the "Exercisable Portion of the Option") or any portion thereof as determined by the Company (such portion to be redeemed being referred to herein as the "Called Option") for the consideration specified below.

                  (b) The redemption price of the Called Option (the "Redemption Price") shall be equal to (i) the excess, if any, of (A) the amount which would be payable on the Valuation Date (as defined below) in respect of one share of Common Stock in the event of a dissolution, liquidation or winding-up of the affairs of the Company if the amount of assets available for distribution in the event of such dissolution, liquidation or winding-up with respect to all shares of capital stock of the Company outstanding as of the Valuation Date were equal to the Book Value of the Company (as defined below), over (B) the Option Price, multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Called Option. In the event there has been a stock split, stock dividend or reverse stock split or similar transaction which changes the number of outstanding shares of capital stock of the Company (each, a "Stock Dividend") after the Valuation Date and prior to the Election Date, the number of shares outstanding for purposes of determining the Redemption Price shall be the number of shares that would have been outstanding immediately after the Stock Dividend on the Valuation Date had the Stock Dividend occurred on the Valuation Date.

                  "Book Value of the Company" shall mean the sum of (x) the total assets minus the total liabilities of the Company on a consolidated basis, plus (y) the amount of any reduction in stockholders' equity resulting from the application of EITF Issue Summary No. 88-16, Basis in Leveraged Buyouts, plus
(z) the amount of accumulated amortization of that portion of the purchase price paid for the Company by the FL & Co. Companies that was allocated to goodwill, excluding other acquired identified intangible assets, all as of the last day of the fiscal year immediately preceding the fiscal year in which the Termination occurred (the "Valuation Date"). For purposes of calculating the Book Value of the Company and the Redemption Price, (i) all options and other rights to acquire equity interests in the Company outstanding immediately prior to the date of the Repurchase Notice or exercised between the Valuation Date and the date of the Repurchase Notice shall be deemed to have been exercised on the Valuation Date, and (ii) the number of outstanding shares on the Valuation Date shall be increased by the number of shares subject to each such option or other right and the assets of the Company shall be increased by the aggregate exercise price payable in respect of the exercise of each such option or other right (with respect to clauses (i) and (ii), in the case of any such option or other right, unless the effect thereof would be to increase the Redemption Price).

                  If the Company exercises its right to redeem all or any portion of the Exercisable Portion of the Option, then within 15 days following the later of the Election Date or the date the financial statements referred to below are available (such later date being referred to herein as the "Delivery Date"), the Company shall deliver to the Terminated Optionee a certificate of the chief financial officer of the Company setting forth the Redemption Price and the calculation thereof and stating that a copy of the Company's consolidated financial statements as of the Valuation Date is available to the Terminated Optionee for his or her review at the principal office of the Company (the "Redemption Price Certificate"), and shall make available to the Terminated Optionee, for review at the principal office of the Company, a copy of such financial statements.

                  The Book Value of the Company as of the Valuation Date as reflected in the consolidated financial statements of the Company as of the Valuation Date and the Redemption Price and the calculation thereof as certified by the chief financial officer of the Company in the Redemption Price Certificate shall be final and binding on the Company and the Terminated Optionee for purposes of this Agreement. The Optionee shall keep the Redemption Price Certificate, the financial statements and any other documentation provided in connection therewith confidential, shall not use any such material or any information contained therein for any purpose other than to verify the amount due the Optionee in respect of the redemption of the Called Option, and shall not disclose any such material or any information contained therein to anyone other than to the Optionee's legal or financial advisers who have agreed in writing to the equivalent confidentiality, non-use and non-disclosure provisions contained in this paragraph.

                  (c) Subject to Section 6.2(d) hereof, the closing of the redemption of the Called Option (the "Redemption Closing") shall take place at the principal office of the Company or such other place as may be specified by the Company on the later of (i) 10 days after the Delivery Date and (ii) (if applicable) 10 days after the appointment of the Optionee's Legal Representative. At the Redemption Closing, the Company shall deliver to the Terminated Optionee a check payable to the order of the Terminated Optionee in the amount of the Redemption Price in full payment of the amount due the Optionee in respect of the redemption of the Called Option. Upon payment by the Company of the Redemption Price, if any, or, if no Redemption Price is owing, upon delivery of the Redemption Price Certificate to the Optionee, the Called Option shall automatically terminate and shall be of no further force or effect. Notwithstanding anything herein to the contrary, from and after the Election Date, the Optionee shall not have any rights with respect to the Called Option (including any rights with respect to a Total Sale or a Partial Sale) except to receive the Redemption Price therefor.

                  (d) Notwithstanding the provisions of Section 6.2(c) hereof, if the Company exercises its option to redeem the Called Option but is prohibited from effecting such redemption by any contractual obligation of the Company or any of its Affiliates or by applicable law, the Redemption Closing shall take place on the first practicable date on which the Company is permitted to purchase the Called Option.

                  (e) If the Company elects not to exercise its right to redeem the Exercisable Portion of the Option or any portion thereof, it shall so notify the Terminated Optionee in writing within 90 days following the date of Termination (the date of delivery of such written notice being referred to herein as the "Notification Date"), and the Terminated Optionee shall have the right, at his or her option, to exercise the portion of the Exercisable Portion of the Option not being redeemed one time at any time within 60 days after the Notification Date, but in no event after the expiration of the term of the Option, and, until exercised, the portion of the Exercisable Portion of the Option not being redeemed shall continue to be subject to the terms of this Agreement, including Section 4.3 hereof. If the Terminated Optionee does not exercise the portion of the Exercisable Portion of the Option not being redeemed within the 60-day exercise period provided for in this subsection (e), such portion shall terminate and shall be of no further force and effect from and after the final date on which the Terminated Optionee could have so exercised the portion of the Exercisable Portion of the Option not being redeemed.

            7. PROHIBITED ACTIVITIES.

                  7.1 PROHIBITION. The Optionee agrees that (a) the Optionee will not at any time during his or her employment (other than in the course of his or her employment) with the Company or any Affiliate thereof, or after a Termination, directly or indirectly disclose or furnish to any other person or use for the Optionee's own or any other person's account any confidential or proprietary knowledge or information or any other information which is not a matter of public knowledge obtained during the course of his or her employment with, or other performance of services for, the Company or any Affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner the Optionee may have acquired such knowledge or information, and the Optionee shall retain all such knowledge and information in trust for the benefit of the Company, its Affiliates and the successors and assigns of any of them, (b) the Optionee will not at any time during his or her employment with the Company or any Affiliate thereof, or for three years following a Termination, directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any Affiliate thereof, (c) the Optionee will not at any time during his or her employment with the Company or any Affiliate thereof, or after a Termination, publish any statement or make any statement (under circumstances reasonably likely to become public or that the Optionee might reasonably expect to become public) critical of the Company or any Affiliate of the Company, or in any way adversely affecting or otherwise maligning the business or reputation of any of the foregoing entities, and (d) the Optionee will not breach the provisions of Section 6.1 hereof (any activity prohibited by clause (a), (b), (c) or (d) of this Section 7.1 being herein referred to as a "Prohibited Activity").

                  7.2 RIGHT TO TERMINATE OPTION. The Optionee understands and agrees that the Company is granting to the Optionee an option to purchase shares of Common Stock hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if, at any time during which any portion of the Option (including the Exercisable Portion of the Option and the Called Option, as applicable) is outstanding, (a) the Optionee engages in any Prohibited Activity, or (b) the Optionee engages in any Competitive Activity (as hereinafter defined), or (c) the Optionee is convicted of a crime against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, to terminate the Option (including the Exercisable Portion of the Option and the Called Option, as applicable), or any unexercised portion thereof, which shall then be of no further force and effect, and any amounts which may at the time be owing to the Optionee pursuant to Section 6.2 hereof shall no longer be owing.

            The term "Competitor" shall mean any Person that competes either directly or indirectly with any of the businesses in which, at the time the Optionee's employment is Terminated, the Company or any of its subsidiaries is engaged.

            The term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests then outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which the Optionee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Optionee, such portion determined by applying the percentage of the equity interest in such entity owned by the Optionee to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate of the Company; or (iv) employment by (including serving as an officer or director of), or providing consulting services to, any Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive Activity only if (1) his or her employment duties are at or involving the part of the Competitor's business that competes with any of the businesses conducted by the Company or any of its subsidiaries (the "Competing Operations"), including serving in a capacity where any person at the Competing Operations reports to the Optionee, or (2) the consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise. Notwithstanding the foregoing, the term "Competitive Activity" shall not include the direct or indirect ownership or operation of, investment in, or employment or engagement by a Person that is a Competitor solely because such Person is an independent retail gift shop or retail garden shop, provided that (i) if such gift shop sells candles or other home fragrancing products, such products must be manufactured solely by the Company or its Affiliates, (ii) such gift shop is not located within a 50 mile radius of any retail gift store owned by the Company or its Affiliates, and (iii) such retail gift shop does not have revenues in excess of $2 million per year.

            8. ADJUSTMENTS. In the event that shares of Common Stock (whether or not issued) are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or an Affiliate, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company or an Affiliate, the Committee shall make appropriate adjustments to the number and kind of shares of stock subject to the Option, the Option Price and the Redemption Price payable pursuant to Section 6.2 hereof. The Committee's adjustment shall be final and binding for all purposes of the Plan and this Agreement. No adjustment provided for in this Section 8 shall require the Company to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

            9. TOTAL SALES.

                  9.1 CONTINUATION OF PLAN. Upon the effective date of any Total Sale, any unexercised portion of the Option shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of the Plan and such unexercised portion of the Option or for the assumption of such unexercised portion of the Option by a successor to the Company or for the substitution for such unexercised portion of the Option of new options covering shares of such successor with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options, or unless the Committee shall authorize the redemption of the unexercised portion of the Option pursuant to Section 9.2 hereof. In the event that provision in writing is made as aforesaid in connection with a Total Sale, the unexercised portion of the Option or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

                  9.2 REDEMPTION IN CONNECTION WITH A TOTAL SALE. In connection with a Total Sale, the Committee may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of Common Stock issuable upon exercise of the unexercised portion of the Option equal to the excess of (i) the consideration payable in respect of a share of Common Stock in connection with such Total Sale, adjusted as if all outstanding options and other rights to acquire equity interests in the Company had been exercised prior to the consummation of such Total Sale and further adjusted to take into account all other equity interests in the Company (provided, however, that no adjustment shall be made with respect to any option or other right to acquire equity interests in the Company if the exercise price for such option or other right is greater than the consideration that would be payable per share of Common Stock in connection with such Total Sale if the adjustment were not made), over (ii) the Option Price. Any redemption pursuant to this Section 9.2 shall occur simultaneously with the occurrence of the Total Sale.

                  9.3 ALLOCABLE SHARE OF EXPENSES. In the event of a redemption pursuant to Section 9.2 hereof, the Optionee shall be responsible for and shall be obligated to pay a proportionate amount (determined as if the Optionee were a holder of the number of shares of Common Stock which would have been issuable upon exercise of the portion of the Option redeemed pursuant to Section 9.2 hereof) of the expenses, liabilities and obligations incurred or to be incurred by the stockholders of the Company in connection with such Total Sale (including, without limitation, the fees and expenses of investment bankers, legal counsel and other outside advisors and experts retained by or on behalf of the stockholders of the Company in connection with such Total Sale, amounts payable in respect of indemnification claims, amounts paid into escrow and amounts payable in respect of post-closing adjustments to the purchase price) ("Expenses of Sale").

                  9.4 POWER OF ATTORNEY. (a) The Optionee hereby irrevocably appoints the FL & Co. Companies, and each of them (individually and collectively, the "Representative"), the Optionee's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Optionee's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, in connection with this Agreement or the Option as the Representative shall deem necessary or appropriate in connection with any Total Sale, including, without in any way limiting the generality of the foregoing, to receive on behalf of the Optionee any payments made in respect of the unexercised portion of the Option (including payments made in connection with any redemption) in connection with any Total Sale, to hold back from any such payments any amount which the Representative deems necessary to reserve against the Optionee's share of any Expenses of Sale, and to engage in any acts in which the Representative is authorized by and on behalf of the holders of any of the Company's capital stock to engage in connection with the Total Sale. The Optionee hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Optionee's Representative.

                  (b) In acting for the Optionee pursuant to the appointment set forth in paragraph (a) of this Section 9.4, the Representative shall not be responsible to the Optionee for any loss or damage the Optionee may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Optionee in all matters referred to in this Section 9.4.

                  (c) Notwithstanding the foregoing, this power of attorney does not empower the Representative to exercise the Option on behalf of the Optionee.

            10. WITHHOLDING. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

            11. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement and the Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the Optionee's employment at any time.

            12. ENTIRE AGREEMENT. This Agreement and the Plan and, upon execution thereof, the Stockholder's Agreement, constitute the entire agreement, and supersede all prior agreements and understandings (including the Old Stock Option Agreement and Old Plan), oral and written, between the parties hereto with respect to the Option granted hereby.

            13. MODIFICATION OF AGREEMENT. This Agreement may be modified, amended or supplemented by written agreement of the parties hereto; provided, that the Company may modify, amend or supplement this Agreement in a writing signed by the Company without any further action by the Optionee if such modification, amendment or supplement does not adversely affect the Optionee's rights hereunder.

            14. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

            15. ACKNOWLEDGMENT. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands his or her rights and obligations thereunder and hereunder. The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and his or her advisors have requested.

            16. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In addition, each of the FL & Co. Companies shall be a third party beneficiary of this Agreement and shall be entitled directly to enforce this Agreement.

            17. HEADINGS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

            18. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

            19. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

            20. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

            21. NOTICE. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                  (a)   If to the Company, to:

                        The Yankee Candle Company, Inc.
                        102 Christian Lane
                        Whately, MA  01093
                        Attention: President

                        with a copy to:

                        Forstmann Little & Co. Equity Partnership-V, L.P. 767 Fifth Avenue, 44th Floor
                        New York, New York 10153
                        Attention: Ms. Sandra Horbach

            (b) If to the Optionee or Legal Representative, to such person at the address as reflected in the records of the Company.

            22. CONSENT TO JURISDICTION. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any actions, suits or proceedings arising out of or relating to this Agreement, the Option or the Plan and the transactions contemplated hereby and thereby ("Litigation") (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 21 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

            IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.


Optionee                            THE YANKEE CANDLE COMPANY, INC.


                                    By:
-------------------------------        -------------------------------
Name:    < Name >                    Name:
Address: < Address1 >                Title:
         < Address2 >


            The undersigned acknowledges that the undersigned has read the foregoing Agreement between The Yankee Candle Company, Inc. and the undersigned's spouse and the Yankee Candle Company, Inc. Employee Stock Option Plan, understands that the undersigned's spouse has been granted an option to acquire shares of Common Stock of The Yankee Candle Company, Inc., which option is subject to certain restrictions reflected in such Agreement and such Plan and agrees to be bound by the foregoing Agreement and such Plan.


                                               ---------------------------------
                                                       Optionee's Spouse